Exhibit 5.1

DLA Piper LLP (US)
The Marbury Building
6225 Smith Avenue
Baltimore, Maryland 21209-3600
www.dlapiper.com
T 410.580.3000
F 410.580.3001

February 25, 2021

W. P. Carey Inc.

50 Rockefeller Plaza

New York, New York 10020

Re:	W. P. Carey Inc.

Ladies and Gentlemen:

We have acted as counsel to W. P. Carey Inc., a Maryland corporation (the “Company”), and have been requested to render this opinion in connection with the registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the automatic shelf registration statement on Form S-3 (File No. 333-233159) prepared and filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on August 9, 2019 (as amended through the date hereof, excluding the documents incorporated by reference therein, the “Registration Statement”), including a base prospectus, dated August 9, 2019, included therein at the time the Registration Statement became effective (the “Base Prospectus”), the preliminary prospectus supplement, dated February 16, 2021 and filed by the Company with the Commission on February 16, 2021 pursuant to Rule 424(b) under the Securities Act (together with the Base Prospectus, the “Preliminary Prospectus”), and the prospectus supplement dated February 16, 2021 and filed by the Company with the Commission on February 18, 2021 pursuant to Rule 424(b) under the Securities Act (the “Prospectus Supplement” and together with the Base Prospectus, the “Prospectus”) relating to the offer, issue and sale by the Company of $425,000,000 initial principal amount of its 2.250% Senior Notes due 2033 (the “Securities”) in connection with that certain Underwriting Agreement, dated February 16, 2021 (the “Underwriting Agreement”), by and among the Company and Wells Fargo Securities, LLC, Barclays Capital Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters listed in Schedule 1 thereto (the “Underwriters”). The Securities are being issued pursuant to an Indenture, dated March 14, 2014 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as amended by a Seventh Supplemental Indenture (the “Supplemental Indenture”), dated as of the date hereof, by and between the Company and the Trustee. The Base Indenture, as amended by the Supplemental Indenture, is referred to herein as the “Indenture”. This opinion is being provided at your request pursuant to Item 601(b)(5) of Regulation S-K, 17 C.F.R. §229.601(b)(5), in connection with the filing of a Current Report on Form 8-K by the Company with the Commission on the date hereof (the “Form 8-K”) and supplements our opinion, dated August 9, 2019, previously filed as Exhibit 5.1 to the Registration Statement.

In rendering the opinions expressed herein, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

(a)            The charter of the Company, as in effect on the date hereof, represented by the Articles of Amendment and Restatement filed of record with the Maryland State Department of Assessments and Taxation (the “SDAT”) on June 15, 2017 and certified by the SDAT on August 5, 2019 (in the form attached to the Officer’s Certificate (as defined below)) (the “Charter”);

W. P. Carey Inc.
February 25, 2020
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(b)            The Fifth Amended and Restated Bylaws of the Company, dated as of June 15, 2017 and as in effect on the date hereof (in the form attached to the Officer’s Certificate) (the “Bylaws”);

(c)            The Registration Statement, including the Base Prospectus contained therein;

(d)            The Preliminary Prospectus;

(e)            The Prospectus Supplement;

(f)            An executed copy of the Underwriting Agreement (as attached to the Officer’s Certificate);

(g)            An executed copy of the Base Indenture (as attached to the Officer’s Certificate);

(h)            An executed copy of the Supplemental Indenture (as attached to the Officer’s Certificate);

(i)            The form of global note evidencing the Securities (the “Global Notes”) (as attached to the Officer’s Certificate);

(j)            The T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of the Trustee (as filed as an exhibit to the Registration Statement and attached to the Officer’s Certificate);

(k)            A certificate of an officer of the Company, dated as of the date hereof, as to certain factual matters (the “Officer’s Certificate”);

(l)            A certificate of the Secretary of the Company, dated as of the date hereof, as to the resolutions adopted by the Company’s Board of Directors and duly authorized Pricing Committees thereof (the “Secretary’s Certificate”);

(m)            Resolutions adopted by the Company’s Board of Directors on June 13, 2019 and February 8, 2021 relating to, among other things, the preparation and filing of the Registration Statement and the Base Prospectus and the issuance of the Securities (in each case, as attached to the Secretary’s Certificate);

(n)            Resolutions adopted by a Pricing Committee of the Company’s Board of Directors on (i) March 4, 2014, relating to, among other things, the authorization, execution and delivery of the Base Indenture and (ii) February 15, 2021, relating to, among other things, the preparation and filing of the Preliminary Prospectus Supplement and the Prospectus Supplement, the authorization, execution and delivery of the Underwriting Agreement, the Supplemental Indenture and the Global Notes, and fixing the final terms for the issuance, offer and sale of the Securities (in each case, as attached to the Secretary’s Certificate);

(o)            A short form good standing certificate with respect to the Company issued by the Maryland State Department of Assessments and Taxation, dated as of a recent date; and

(p)            Such other documents as we have considered necessary to the rendering of the opinion expressed below.

W. P. Carey Inc.
February 25, 2020
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In examining the Documents, and in rendering the opinion set forth below, we have assumed, without independent investigation, the following: (a) each of the parties to the Documents (other than the Company) has duly and validly authorized, executed and delivered each of the Documents to which such party (other than the Company) is a signatory and each instrument, agreement and other document executed in connection with the Documents to which such party (other than the Company) is a signatory and each such party's (other than the Company’s) obligations set forth in such Documents and each other instrument, agreement and other document executed in connection with such Documents, are its legal, valid and binding obligations, enforceable in accordance with their respective terms; (b) each person executing any Document and any other instrument, agreement and other document executed in connection with the Documents on behalf of any such party (other than the Company) is duly authorized to do so; (c) each natural person executing any Document and any other instrument, agreement and other document executed in connection with the Documents is legally competent to do so; (d) there are no oral or written modifications of or amendments or supplements to the Documents (other than such modifications or amendments or supplements identified above and attached to the Officer’s Certificate) and there has been no waiver of any of the provisions of the Documents by actions or conduct of the parties or otherwise; and (e) all Documents submitted to us as originals and the conformity with originals of all documents submitted to us as certified, photostatic or telecopies or portable document file (".PDF") copies (and the authenticity of the originals of such copies), the absence of other agreements or understandings among the parties that would modify the terms of the proposed transactions or the respective rights or obligations of the parties thereunder and completeness of all public records reviewed are accurate and complete. As to all factual matters relevant to the opinion set forth below, we have relied upon the representations and warranties made in the Underwriting Agreement and in the Officer’s Certificate as to the factual matters set forth therein, which we assume to be accurate and complete, and on the written statements and representations of officers of the Company and of public officials.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that the Securities have been duly authorized and, when the Securities have been authenticated by the Trustee as specified in the Indenture, and have been issued and delivered to, and paid for by, the Underwriters in accordance with the terms of the Indenture and the Underwriting Agreement, each as described in the Prospectus, the Securities will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

The opinion expressed above is subject to the following assumptions, exceptions, qualifications and limitations:

(a)            The foregoing opinion is rendered as of the date hereof. We assume no obligation to update such opinion to reflect any facts or circumstances that may hereafter come to our attention or changes in the law which may hereafter occur.

(b)            We have assumed that the Trustee’s certificate of authentication of the Global Notes will have been manually signed by one of the Trustee’s authorized officers. We have further assumed that the Securities conform as to form to the specimen of the Global Notes, which we have not verified by inspection of the individual Securities, and that the specimen of the Global Notes are in the form contemplated in the Indenture.

(c)            We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland and the laws of the State of New York. This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland and the State of New York, each as currently in effect.

W. P. Carey Inc.
February 25, 2020
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(d)            We express no opinion as to compliance with the securities (or “blue sky”) laws of any jurisdiction.

(e)            The opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company is subject to (a) the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting creditors’ rights generally, (b) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), and (c) public policy considerations, statutes or court decisions that may limit the rights of a party to obtain indemnification or contribution.

(f)            With respect to our opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company, we express no opinion concerning the provisions of the Indenture or the Securities which provide for the jurisdiction of the courts of any particular jurisdiction, which may not be binding on the courts in the forums selected or excluded, the waiver of right to a jury trial, or the availability of specific performance, injunctive relief, or other equitable remedies.

(g)            With respect to our opinion stated herein relating to the validity, binding nature and enforceability of obligations of the Company, we express no opinion with respect to (i) whether acceleration of the Securities may affect the collectability of that portion of the stated principal amount thereof that might be determined to constitute unearned interest thereon, (ii) compliance with laws relating to permissible rates of interest, (iii) the creation, validity, perfection or priority of any security interest, mortgage, or lien, or (iv) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency.

(h)            This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.

We consent to the filing of this opinion with the Commission as an exhibit to the Current Report on Form 8-K and to the reference to our firm under the heading “Legal Matters” in the Prospectus Supplement relating to the Securities. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

DLA Piper LLP (US)

/s/ DLA Piper LLP (US)